EXHIBIT 21

              SUBSIDIARIES OF WEIDER NUTRITION INTERNATIONAL, INC.

    ENTITY NAME                                    STATE OF INCORPORATION                    PARENT CORPORATION
    -----------                                    ----------------------                    ------------------
Weider Nutrition Group, Inc.                                Utah                   Weider Nutrition International, Inc.

WNG Holdings (International) Ltd.                          Nevada                  Weider Nutrition Group, Inc.

Weider Nutrition Group (Canada) Ltd.                 Canada (Nova Scotia)          WNG Holdings (International) Ltd.

Weider Nutrition (WNI) Ltd.                        United Kingdom (England)        WNG Holdings (International) Ltd.

Weider Nutrition Group Limited                     United Kingdom (England)        Weider Nutrition (WNI) Ltd.

Weider Nutrition BV                                      Netherlands               Weider Nutrition (WNI) Ltd.

Weider Nutrition Limited                           United Kingdom (England)        Weider Nutrition BV

Weider Fitness SARL                                        France                  Weider Nutrition BV

Weider Nutrition SL                                        Spain                   Weider Nutrition BV

Weider Nutrition Italia SrL                                Italy                   Weider Nutrition BV

Weider Nutrition GmbH                                     Germany                  Weider Nutrition BV

Aktivkost GmbH                                            Germany                  Weider Nutrition GmbH

Food-Tech Handelsgesellschaft mbH                         Germany                  Weider Nutrition GmbH

HPH Hamburger Pharma Handelsgesellschaft mbH              Germany                  Weider Nutrition GmbH

Haleko Management GmbH                                    Germany                  Weider Nutrition GmbH

Haleko Hanseatisches Lebensmittelkontor OHG               Germany                  Weider Nutrition GmbH (99%) &
                                                                                   Haleko Management GmbH (1%)

Power Gym Ltd.                                     United Kingdom (England)        Haleko Hanseatisches Lebensmittelkontor OHG

Haleko Italia SrL                                          Italy                   Haleko Hanseatisches Lebensmittelkontor OHG (50%)

Sy-Fra Sportalimenti di Frank Sambo & Co. SAS              Italy                   Haleko Hanseatisches Lebensmittelkontor OHG (50%)

Sports Direct Ltd.                                 United Kingdom (England)        Power Gym Ltd. (50%)
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            WEIDER NUTRITION INTERNATIONAL, INC. AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS
                     YEARS ENDED MAY 31, 1999, 1998 AND 1997
                                 (IN THOUSANDS)
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
                                             ADDITIONS
                                BALANCE AT   CHARGED TO    ADDITIONS
                                BEGINNING      COSTS/          VIA                      BALANCE AT
DESCRIPTION                      OF YEAR      EXPENSES     ACQUISITION    DEDUCTIONS    END OF YEAR
                               -----------   -----------   -----------   -----------    -----------
ALLOWANCE FOR DOUBTFUL
 ACCOUNTS:

1997 .......................   $       137   $       151   $      --     $       (76)   $       212
                               -----------   -----------   -----------   -----------    -----------
1998 .......................   $       212   $       273   $      --     $      (194)   $       291
                               -----------   -----------   -----------   -----------    -----------
1999 .......................   $       291   $     1,094   $       977   $      (134)   $     2,228
                               -----------   -----------   -----------   -----------    -----------
SALES RETURNS AND
  ALLOWANCES:

1997 .......................   $     1,218   $    10,126   $      --     $   (10,356)   $       988
                               -----------   -----------   -----------   -----------    -----------
1998 .......................   $       988   $    15,396   $      --     $   (14,734)   $     1,650
                               -----------   -----------   -----------   -----------    -----------
1999 .......................   $     1,650   $    23,048   $       196   $   (21,068)   $     3,826
                               -----------   -----------   -----------   -----------    -----------
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